UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☒

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☒	Soliciting Material under §240.14a-12

Coastway Bancorp, Inc.
(Name of Registrant as Specified In Its Charter)

HarborOne Bancorp, Inc.
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Employee Video Script

Hello.

I wanted to take a few minutes to share with you some more information about our acquisition of Coastway Bancorp, Inc. and its banking subsidiary, Coastway Community Bank.  As you know, our strategic growth plan has always included taking advantage of acquisition opportunities that made sense for HarborOne.   We did it with Merrimack Mortgage, and more recently we completed the acquisition of Cumberland County Mortgage in Maine, and now, we’re tremendously excited to announce this opportunity with Coastway.

Coastway is a $700 million community bank headquartered in Warwick, RI, with 9 branches in the greater Providence area, as well as 3 mortgage lending offices.  Coastway is a well-respected, financially strong bank with diversified business operations in Retail, Commercial Lending, Small Business, Consumer Lending, and Mortgages…in many ways, they look and act a lot like HarborOne.  As I’ve had the opportunity to spend time with Bill White, Coastway’s CEO, the more we both realized that joining forces was a great fit for both companies.  We have so much in common in our history, our corporate values, our commitment to community and education, and the importance of service excellence.  Our organizations are close in age, Coastway getting its start in 1920, and we both are former credit unions who converted to a bank, and then became a public company (in our case, partially public).   We have already had great success with our Commercial Lending office in Providence.  The opportunity to extend our RI business with a highly respected, well established franchise is something we feel very fortunate to have. The similarity between our organizations is just one more reason why the strategic fit between our companies makes sense.  This will significantly increase our competitive position within the market.

We expect the closing of the transaction to take place in the second half of this year.  There’s a lot of work that needs to happen between now and then, and I expect that many of you will be involved in helping to execute a successful closing and conversion.  We expect this acquisition will create more job opportunity going forward.

The acquisition of Coastway positions HarborOne as a true New England banking franchise, with business in every New England state, 65 offices in MA, RI, NH, and

Maine, and the combined entity becomes the #1 mortgage lender in RI.  Post conversion, the financial strength of our organization is unrivaled in our history.  This puts us in an even better position to compete, to grow, and to win.  Needless to say, this is quite an exciting time to be at HarborOne.

Over the next few weeks, Joe and I will be hosting a series of Town Hall meetings across the organization to answer your questions.  Please understand that as of right now, there are more questions than answers.  As we progress through the conversion process, we’ll keep you updated as more information becomes available.  It’s also very important to know that for our customers, it’s business as usual.  They expect that we’ll continue to provide the exceptional service and take care of them…and we will.

On the portal, you’ll find an initial set of FAQs for you that answers some of the things that we know now.  These will be updated throughout the conversion process as we make decisions and have more information.

Finally, there may be instances where Coastway customers call or stop by a branch to get more information about HarborOne.  It’s important to make clear that until the conversion takes place, it will be business as usual for them as well.  We also have a “Get To Know HarborOne” page on our website where Coastway customers can learn a little bit more about us.  This is available at HarborOne.com/hello.

Thanks for listening, and I encourage each of you to read the FAQs and attend one of the upcoming Town Hall meetings.  As always, I’m so proud to lead such a great team of professionals or are so committed to helping us be the best bank that we can be, everyday.

Forward-Looking Statements

Certain statements herein constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements, which are based on current expectations, estimates and projections about the industry and markets in which HarborOne Bancorp, Inc.

(“HarborOne”, “HONE” or the “Company”) and Coastway Bancorp, Inc. (“Coastway” or “CWAY”) operate and beliefs of and assumptions made by Company management and Coastway management, involve uncertainties that could significantly affect the financial results of the Company or Coastway or the combined company.  Such statements may be identified by words such as “believes,” “will,” “would,” “expects,” “project,” “may,” “could,” “developments,” “strategic,” “launching,” “opportunities,” “anticipates,” “estimates,” “intends,” “plans,” “targets” and similar expressions. These statements are based upon the current beliefs and expectations of the Company’s management and are subject to significant risks and uncertainties. Actual results may differ materially from those set forth in the forward-looking statements as a result of numerous factors. Factors that could cause such differences to exist include, but are not limited to, adverse conditions in the capital and debt markets and the impact of such conditions on the Company’s business activities; changes in interest rates; competitive pressures from other financial institutions; the effects of general economic conditions on a national basis or in the local markets in which the Company operates, including changes that adversely affect borrowers’ ability to service and repay the Company’s loans; changes in the value of securities in the Company’s investment portfolio; changes in loan default and charge-off rates; fluctuations in real estate values; the adequacy of loan loss reserves; decreases in deposit levels necessitating increased borrowing to fund loans and investments; operational risks including, but not limited to, cybersecurity, fraud and natural disasters; changes in government regulation; changes in accounting standards and practices; the risk that goodwill and intangibles recorded in the Company’s financial statements will become impaired; demand for loans in the Company’s market area; the Company’s ability to attract and maintain deposits; risks related to the implementation of acquisitions, dispositions, and restructurings; the risk that the Company may not be successful in the implementation of its business strategy; difficulties in integrating the Company and Coastway; risks associated with the ability to consummate the proposed transaction and the timing of the closing of the proposed transaction; changes in assumptions used in making such forward-looking statements and the risk factors described in the Annual Report on Form 10-K and Quarterly Reports on Form 10-Q as filed by the Company and Coastway with the Securities and Exchange Commission (the “SEC”), which are available at the SEC’s website, www.sec.gov. Should one or more of these risks materialize or should underlying beliefs or assumptions prove incorrect, the Company’s actual results could differ materially from those discussed. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this release. The Company and Coastway disclaim any obligation to publicly update or revise any forward-looking statements to reflect changes in underlying assumptions or factors, new information, future events or other changes, except as required by law.

Additional Information about the Proposed Transaction and Where to Find It

In connection with the proposed merger, Coastway will file a proxy statement with the SEC. HarborOne will also file relevant materials in connection with its proposed acquisition of Coastway.  Stockholders of Coastway are urged to read the proxy statement and other relevant documents and any amendments or supplements to those documents, because they will contain important information which should be considered before making any decision regarding the transaction. A free copy of the proxy statement, as well as other filings containing information about HarborOne and Coastway, when they become available, may be obtained at the SEC’s Internet site (http://www.sec.gov). Copies of the proxy statement may also be obtained, free of charge, from Coastway’s website at www.coastway.com under the “Investor Relations” tab, or by contacting Coastway’s investor relations department at Coastway Bancorp, Inc., One Coastway Blvd., Warwick, Rhode Island 02886, Attention: Investors Relations, Telephone: (401) 330-1600.

Certain Information Regarding Participants

HarborOne and Coastway and their respective directors, executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies of Coastway stockholders in connection with the proposed transaction. You can find information about Coastway’s and HarborOne’s executive officers and directors in the materials filed by Coastway and HarborOne with the SEC. Additional information regarding the interests of those participants and other persons who may be deemed participants in the transaction and a description of their direct and indirect interests, by security holdings or otherwise, may be obtained by reading the proxy statement filed by Coastway with the SEC on April 10, 2017 and other relevant documents regarding the proposed merger to be filed with the SEC. Free copies of these documents may be obtained as described in the preceding paragraph.